Exhibit 99.1
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS

JASON FARMER, Derivatively on Behalf of Nominal Defendant DGSE COMPANIES, INC., Plaintiff,
v.	Civil Action No.: 3:12-CV-3850-B
WILLIAM H. OYSTER, JAMES D. CLEM, WILLIAM CORDEIRO, CRAIG ALAN-LEE, DAVID RECTOR, L.S. SMITH, and JOHN BENSON, Defendants, and DGSE COMPANIES, INC., Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF DGSE COMPANIES, INC. AS OF SEPTEMBER 16, 2013:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION (THE "ACTION”) AND CLAIMS ASSERTED ON BEHALF OF DGSE COMPANIES, INC. (“DGSE” OR THE "COMPANY").

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF DGSE WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION."  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the "Notice") is provided to DGSE stockholders pursuant to an order of the United States District Court for the Northern District of Texas (the "Court").  This is not a solicitation from a lawyer.

The purpose of this Notice is to advise you that, pursuant to the Court's Preliminary Approval and Scheduling Order,1 a hearing will be held on October 21, 2013 at 2:00 p.m., before the Honorable Jane J. Boyle, United States Courthouse,  Courtroom 1306, 1100 Commerce Street, Dallas, TX 75242 (or at such a date and time as the Court may direct without further notice) (the "Settlement Hearing") to determine whether: (i) the terms of a proposed settlement (the "Settlement") of this Action are fair, reasonable, and adequate, and in the best interests of DGSE; (ii) the amount of attorneys’ fees and expenses to Plaintiff’s Counsel, as described below, are fair and reasonable; and (iii) the incentive award to Plaintiff, as described below, should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation.  You have an opportunity to be heard at this hearing.

The Court has not determined the merits of Plaintiff’s claims or Defendants’ defenses.  By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in this action.

BACKGROUND OF THE ACTION

On April 16, 2012, DGSE disclosed that its financial statements from the second quarter of 2007 through the third quarter of 2011, as well as related press releases and earnings announcements, could not be relied on and would be restated by the Company.  The restatements were necessary because of improper accounting for inventory and balance sheet accounting.  The restatement affected thirteen quarterly reports, four annual reports, dozens of press releases and earnings announcements, and DGSE’s definitive proxy statements for the years 2008, 2009, 2010, and 2011.

DGSE acknowledged that DGSE’s internal controls over financial reporting were deficient.  In its 2012 Form 10-K, DGSE stated: “Effective internal controls over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial reports and to detect and prevent fraud. In the past, our internal controls and procedures have failed. The remedial measures being taken by us may not be sufficient to regain the confidence of investors or any loss of reputation, which could in turn affect our finances and operations.”  DGSE is dependent on not only the integrity of its financial operations, but also on the perceived integrity of the Company itself in order to attract and maintain the necessary inflows of credit for its operations.

As a result of the restatements, the New York Stock Exchange froze trading of DGSE’s stock on April 17, 2012 and stock trading did not resume until November 15, 2012.  In June 2012, the Company disclosed that it was being investigated by the Securities and Exchange Commission in connection with accounting irregularities.  The SEC investigation is ongoing.  On September 7, 2012, a class action alleging claims for violations of the securities laws was filed in this court, Barfuss v. DGSE Companies, Inc., et al., Civil Action No. 3:12-cv-3664 (the “Securities Class Action”).  The Securities Class Action arose out of the same events as the derivative Action.

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¹  The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (the "Stipulation") dated September 16, 2013,  a copy of which has been filed with the Court.

On September 21, 2012, plaintiff Farmer initiated the Action, on behalf of DGSE, by filing a shareholder derivative complaint in this Court, alleging claims for, inter alia, breach of fiduciary duty under Nevada law and violations of section 14(a) of the Securities Exchange Act of 1934.  The Action was initially assigned to Hon. Jorge A. Solis, but was subsequently transferred to Hon. Jane J. Boyle for coordination with the Securities Class Action arising out of the same events.

Beginning in April 2013, counsel for Defendants approached Plaintiff’s Counsel about the potential resolution of this Action and the parties agreed to explore settlement by mediation of their disputes.  On May 13, 2013, the parties participated in a Court ordered mediation conducted by United States Magistrate Judge Paul D. Stickney.  The Mediation ultimately provided a framework for settlement of this derivative action. Plaintiff’s Counsel submitted a demand for changes to DGSE corporate governance.  Thereafter, Plaintiff’s Counsel and DGSE participated in numerous rounds of negotiations, including multiple conference calls and the exchange of letters, prior to arriving at the Corporate Governance Reforms.  On July 19, 2013, the Settling Parties reached final agreement on the Corporate Governance Reforms.  On August 28, 2013, Plaintiff’s Counsel conducted two interviews: James D. Clem, DGSE’s Chief Operating Officer and a director of the Company, and C. Brett Burford, the Chief Financial Officer of DGSE.

TERMS OF THE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Actions, DGSE will implement and maintain the corporate governance reforms and amendments identified in Exhibit A to the Stipulation filed with the Court (the "Corporate Governance Reforms").

The Corporate Governance Reforms include, among other things, changes and improvements to the Company’s policies and procedures designed to improve the Company’s compliance with applicable laws and regulations and enhance Board oversight of the Company’s compliance function; enhanced controls and procedures; the addition of two new directors to the Company’s Board; term limits for Directors; establishment of a Lead Independent Director position; formation of a Compliance, Governance, and Nominating Committee; increased functionality of the Audit Committee and the Inventory Control Department; implementation of a Compensation Recovery Policy and modification of Executive Compensation Practices; requirements concerning Director education and establishment of a third-party Whistleblower Policy.

The Settlement calls for Plaintiff (on behalf of himself, all Current DGSE shareholders and, derivatively, on behalf of DGSE) to release all Released Claims against the Released Persons, as defined in the Stipulation.  The term "Released Claims" collectively means any and all claims, rights, and causes of action, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, including Unknown Claims, that have been asserted or could have been asserted by Plaintiff or any other shareholder of DGSE derivatively on behalf of DGSE against the Released Persons in the complaints filed in the Action arising from or relating to the facts, events, transactions, acts, disclosures, statements, omissions or failures to act, or any other circumstance alleged by Plaintiff.  Excluded from the term "Released Claims" are all claims alleged in the Barfuss Securities Class Action.

PLAINTIFF’S COUNSEL'S POSITION CONCERNING SETTLEMENT

Plaintiff’s Counsel believes that the Action has substantial merit, and Plaintiff’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action.  However, Plaintiff and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals.  Plaintiff's Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.

Plaintiff's Counsel have conducted an extensive investigation including reviewing and analyzing non-public discovery documents from Defendants.  Plaintiff’s Counsel also conducted extensive damages analyses and analyzed the Company’s corporate governance. As part of the Settlement process, Plaintiff’s counsel conducted the interviews of James D. Clem, DGSE’s Chief Operating Officer and a director of the Company, and C. Brett Burford, the Chief Financial Officer of DGSE.

Based on Plaintiff’s Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon DGSE and its shareholders.

DEFENDANTS' POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiffs, DGSE, or its shareholders.  Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.  The Individual Defendants and DGSE are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, the Individual Defendants and DGSE acknowledge that the Settlement confers substantial benefits on DGSE and is fair, reasonable, adequate, and in the best interests of DGSE and its shareholders.

ATTORNEY’S FEES AND EXPENSES OF PLAINTIFF’S COUNSEL

AND SERVICE AWARDS FOR THE PLAINTIFF

Plaintiff’s Counsel have not received any payment for work in connection with the Action, nor been reimbursed for out-of-pocket expenses.  In recognition of the substantial benefits conferred upon DGSE as a direct result of the prosecution and Settlement of the Action, DGSE and/or its insurers have agreed to pay Plaintiffs' attorneys' fees and expenses that have been incurred or will be incurred in connection with the Action in the amount of $300,000, subject to Court approval (the "Fee and Expense Amount").

In addition, Plaintiffs' Counsel may apply to the Court for a service award of $2,500 for Plaintiff Farmer only to be paid upon Court approval, in recognition of Plaintiff’s participation and effort in the prosecution of the Action (the "Service Award").  The Service Award, if approved by the Court, shall be paid to Plaintiff Farmer from the Fee and Expense Amount awarded to Plaintiff’s Counsel.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

A Settlement Hearing will be held on October 21, 2013, 2013 at 2:00 p.m., before this Court, the Honorable Jane J. Boyle, United States Courthouse, Courtroom 1306, 1100 Commerce Street, Dallas, TX 75242 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to DGSE and its shareholders, including Plaintiff; (b) whether the Judgment should be entered dismissing the Action with prejudice and releasing the Released Persons from the Released Claims; (c) whether the payment of Plaintiffs' Counsel's Fee and Expense Amount and Plaintiff’s Service Awards should be approved; and (d) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind.  The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any DGSE shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount or Plaintiffs' Service Awards should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number Farmer v. Oyster, et al., Civil Action No. 3:12-CV-3850-B,  and stating all reasons for the objection; (b) give proof of current ownership of DGSE stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years.  Any written objections shall be filed with Clerk of the Court at least fourteen calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT
United States Courthouse
1100 Commerce Street
Dallas, Texas 75242

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Plaintiff Farmer:	Counsel for Defendants:
Matthew M. Houston HARWOOD FEFFER LLP 488 Madison Avenue, 8th Floor New York, NY 10022 Telephone: (212) 935-7400 Facsimile: (212) 753-3630	Timothy R. McCormick THOMPSON & KNIGHT LLP 1722 Routh Street, Suite 1500 Dallas, Texas 75201 Telephone: (214) 969-1700 Facsimile: (214) 969-1751

Any DGSE shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

Any DGSE shareholder who does not make his, her, or its objection in the manner provided in the preceding Paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount or Service Awards.

FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained by writing Plaintiff’s Counsel: Matthew M. Houston, Harwood Feffer LLP, 488 Madison Avenue, Eighth Floor, New York, NY 10022.

The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, United States Courthouse, 1100 Commerce Street, Dallas, Texas 75242, or through the Court’s website at http:\\www.txnd.uscourts.gov.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE.